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                                                                    EXHIBIT 21.1

Subsidiaries of Haights Cross Communications, Inc.



         Subsidiary Name                 State of Incorporation        Date of Incorporation
         ---------------                 ----------------------        ---------------------
Haights Cross Operating Company          Delaware                      November 12, 1999
Sundance/Newbridge Educational           Delaware                      June 19, 1998
Publishing, LLC
Triumph Learning, LLC                    Delaware                      November 10, 1999
Recorded Books, LLC                      Delaware                      September 7, 1999
Chelsea House Publishers, LLC            Delaware                      November 12, 1999
Oakstone Publishing, LLC                 Delaware                      February 12, 1997
The Coriolis Group, LLC                  Delaware                      December 18, 1998
WF Howes Limited                         United Kingdom                November 5, 1998